Exhibit 99.1

METRIC PARTNERS GROWTH SUITE INVESTORS, L.P.

May 16, 2003

To the Unit Holders of Metric Partners Growth Suite Investors, L.P.:

     Re: Tender Offer for Units

     Metric Realty, the managing general partner (the “Managing General Partner”) of Metric Partners Growth Suite Investors, L.P., a California Limited Partnership (the “Partnership”), received notice on May 14, 2003 of an unsolicited tender offer from Kenneth E. Nelson to purchase 30,000 Limited Partner Assignee Units (the “Units”) of the Partnership if certain conditions are met.

     In accordance with Rule 14e-2 as promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, the Managing General Partner is considering the offer on behalf of the Partnership. As required by the Rule, no later than May 28, 2003, the Partnership will file with the Securities and Exchange Commission and send to the Unit holders a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer.

     The Managing General Partner urges the Unit holders not to take any action with respect to the tender offer until the Managing General Partner makes its recommendation on behalf of the Partnership.

On behalf of the Partnership,

Sincerely,

Metric Realty, an Illinois general partnership, its Managing General Partner

By:	SSR Realty Advisors, Inc., a Delaware corporation, its Managing Partner

/s/Herman H. Howerton Herman H. Howerton Managing Director, General Counsel

One California Street, Suite 1400 — San Fransico, CA 94111-5415